Exhibit No. (23)


                       CONSENT OF DELOITTE & TOUCHE LLP


We consent to the incorporation by reference in Kimberly-Clark Corporation's Registration Statements on Form S-8 (Nos. 33-5299, 33-49050, 33-58402, 33-64063, 33-64689, 33-64931, 333-02607, 333-06996, 333-17367, 333-38385,
333-43647 and 333-71661) and on Form S-3 (Nos. 33-52343, 333-45399 and
333-68903) of our reports dated January 25, 1999, appearing in and incorporated by reference in this Annual Report on Form 10-K of Kimberly-Clark Corporation.



/S/ DELOITTE & TOUCHE LLP
-------------------------

DELOITTE & TOUCHE LLP

Dallas, Texas
March 26, 1999